EXHIBIT 99.1
Independent Auditors' Report

The Board of Directors
Noble Energy, Inc.
Report on the Financial Statements
We have audited the accompanying Statement of Revenues and Direct Operating Expenses (the “Statement”) of the Noble Assets described in Note 1 for the year ended December 31, 2016, and the related notes to the Statement.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of the Statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Statement referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Noble Assets for the year ended December 31, 2016 in accordance with U.S. generally accepted accounting principles.
Emphasis of Matter
The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and is not intended to be a complete presentation of the operations of the Noble Assets. Our opinion is not modified with respect to this matter.
Accounting principles generally accepted in the United States of America require that the supplemental information relating to oil and natural gas producing activities be presented to supplement the basic financial statement. Such information, as described in Note 4, although not a part of the basic financial statement, is required by the United States Financial Accounting Standards Board, who as described in Accounting Standards Codification Topic 932-235-50, considers the supplemental information to be an essential part of financial reporting for placing the basic financial statement in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic financial statement, and other knowledge we obtained during our audit of the basic financial statement. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.
/s/ KPMG LLP
Houston, Texas
December 27, 2017

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE NOBLE ASSETS (AS DESCRIBED IN NOTE 1)
(IN THOUSANDS)

	Nine Months Ended		Year ended
	September 30,		December 31,
	2017	2016	2016
	(Unaudited)
REVENUES
Oil and condensate sales	$21,968	$13,433	$20,665
Natural gas sales	6,246	4,412	6,529
Other revenues	619	638	745
TOTAL REVENUES	28,833	18,483	27,939

DIRECT OPERATING EXPENSES
Production taxes	1,654	1,058	1,636
Property taxes	602	418	557
Gathering and transportation	1,406	1,056	1,481
TOTAL DIRECT OPERATING EXPENSES	3,662	2,532	3,674
REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$25,171	$15,951	$24,265

See accompanying notes to statements of revenues and direct operating expenses.

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE NOBLE ASSETS (AS DESCRIBED IN NOTE 1)

NOTE 1 — BACKGROUND INFORMATION
On November 22, 2017, Noble Energy Inc. (“Noble”), Noble Energy Wyco, LLC (“Wyco”), and Rosetta Resources Operating LP (“Rosetta”, and together with Noble and Wyco, the "Asset Sellers"), and Noble Energy US Holdings, LLC, (“Noble Holdings”) entered into a purchase and sale agreement with Black Stone Minerals Company, L.P. (“BSMC”), a wholly owned subsidiary of Black Stone Minerals, L.P., pursuant to which BSMC purchased (i) all of the Asset Sellers' respective right, title and interest in and to certain fee mineral interests and other non-cost-bearing royalty interests, and (ii) one hundred percent (100%) of the issued and outstanding securities of Samedan Royalty, LLC ("Samedan") from Noble Holdings (such acquisition described in (i) and (ii) above, the "Noble Acquisition"). The fee mineral interests and other non-cost bearing royalty interests acquired in the Noble Acquisition, including the interests owned by Samedan, are referred to herein as the "Noble Assets."
The Noble Acquisition closed on November 28, 2017, for a purchase price of approximately $335 million in cash. The Noble Assets include approximately 1.1 million gross (140,000 net) mineral acres, 380,000 gross acres of non-participating royalty interests, and 600,000 gross acres of overriding royalty interests collectively spread over 20 states with significant concentrations in Texas, Oklahoma, and North Dakota.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying Statements of Revenues and Direct Operating Expenses (the “Statements”) include revenues from the sale of oil, condensate, natural gas, and natural gas liquids ("NGLs"), other revenues, and direct operating expenses for the nine months ended September 30, 2017 and 2016, and the year ended December 31, 2016. Revenues and direct operating expenses included in the Statements represent Noble's interest in the Noble Assets and are presented on the accrual basis of accounting. During the periods presented, the Noble Assets were not accounted for or operated as a separate division or entity by Noble. Accordingly, complete financial statements under U.S. generally accepted accounting principles are not available or practicable to produce for the Noble Assets. The Statements are not intended to be a complete presentation of the results of operations of the Noble Assets and may not be representative of future operations as they do not include indirect general and administrative expenses; interest expense; depreciation, depletion, and amortization; provision for income taxes; and certain other revenues and expenses not directly associated with revenues from the sale of oil, condensate, natural gas, and NGLs, as well as other revenues primarily consisting of lease bonus revenues.
Use of Estimates
Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements. These estimates and assumptions are based on management’s best estimates and judgment. Actual results may differ from those estimates.
Revenues
The Noble Assets include non-cost bearing mineral and royalty interests located in over 20 states with significant concentrations in Texas, Oklahoma and North Dakota. Revenue is recognized from interests in producing wells when the oil and natural gas production from the associated acreage is sold. Other sources of revenue include mineral lease bonus and delay rentals, which are recognized as revenue according to the terms of the lease agreements.
Direct Operating Expenses
Direct operating expenses are recognized when incurred and include (a) production taxes; (b) property taxes; and (c) gathering and transportation expenses.
New Accounting Standards Issued but Not Yet Adopted
The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes current revenue recognition requirements and industry- specific guidance. The codification was amended through additional ASUs and, as amended, requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. Noble is required to adopt the new standard in the first quarter of 2018 using one of two retrospective application methods. Noble is continuing to evaluate the provisions of this ASU and is therefore unable to disclose the impact that adopting ASU 2014-09 may have on the Statements for the Noble Assets.

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE NOBLE ASSETS (AS DESCRIBED IN NOTE 1)

NOTE 3 — SUBSEQUENT EVENTS
Noble has evaluated subsequent events through December 27, 2017, the date the accompanying Statements were available to be issued, and has concluded no events need to be reported during this period.
NOTE 4 — Supplemental Oil and Natural Gas Information (Unaudited)
The following reserve estimates have been prepared by Noble's internal petroleum engineers as of December 31, 2016 and 2015. The reserve estimates have been prepared in compliance with Securities and Exchange Commission rules and accounting standards based on the 12-month unweighted first-day-of-the-month average prices as of December 31, 2016 and 2015, with appropriate adjustments by property for location, quality, gathering and marketing adjustments.
Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.
Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.
An analysis of the change in estimated net quantities of reserves, including total proved, proved developed and proved undeveloped reserves of the Noble Assets, all of which are located within the United States, is presented below.

	Crude Oil	Natural Gas	Total
	(MBbl)	(MMcf)	(MBoe)
Net proved reserves at December 31, 2015	1,450	12,434	3,522
Revisions of previous estimates	2,986	12,855	5,129
Purchases of minerals in place	—	—	—
Extensions, discoveries and other additions	—	—	—
Production	(600)	(2,589)	(1,032)
Net proved reserves at December 31, 2016	3,836	22,700	7,619

Net Proved Developed Reserves
December 31, 2015	1,450	12,434	3,522
December 31, 2016	3,836	22,700	7,619
Net Proved Undeveloped Reserves
December 31, 2015	—	—	—
December 31, 2016	—	—	—
Standardized Measure of Discounted Future Net Cash Flows
The standardized measure of discounted future net cash flows relating to proved reserves (“Standardized Measure”) is a disclosure requirement under Accounting Standards Codification 932-235. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the proved reserves of the Noble Assets. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions. The estimates of future cash flows and future production costs are based on the 12-month unweighted first-day-of-the-month average prices as of December 31, 2016 and 2015, for oil and natural gas, estimated future production of proved reserves and estimated future production costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or federal or state income taxes.

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE NOBLE ASSETS (AS DESCRIBED IN NOTE 1)
The Standardized Measure relating to proved reserves is presented below:

Year Ended
December 31, 2016
(in thousands)
Future cash inflows	$189,072
Future production costs	(16,337)
Future development costs	—
Future net cash flows (undiscounted)	$172,735
Annual discount 10% for estimated timing	(77,326)
Total	$95,409
The following summarizes the principal sources of change in the Standardized Measure:

Year Ended
December 31, 2016
(in thousands)
Standardized Measure, beginning of year	$45,344
Sales, net of production costs	(23,520)
Net changes in prices and production costs related to future production	(2,310)
Extensions, discoveries, and improved recovery, net of future production and development costs	—
Previously estimated development costs incurred during the period	—
Revisions of estimated future development costs	—
Revisions of previous quantity estimates, net of related costs	71,361
Accretion of discount	4,534
Purchase of reserves in place, less related costs	—
Other	—
Net increase (decrease) in standardized measure	50,065
Standardized Measure, end of year	$95,409